Exhibit 10.2
AGREEMENT AND PLAN OF MERGER
          This Agreement And Plan Of Merger (“Agreement”) is made as of November 30, 2006, by Aduddell Industries, Inc., an Oklahoma corporation (“Aduddell”), Aduddell Merger, Inc., an Oklahoma corporation and a wholly-owned subsidiary of Aduddell (“Merger Sub”), and Brent Anderson Associates, Inc., a Minnesota corporation (the “Company”), and Brent Anderson, an individual resident in Minnesota (the “Company Shareholder”).
RECITALS
          A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Oklahoma General Corporation Act (the “OGCA”), Aduddell and the Company intend to enter into a business combination transaction by means of a merger between Merger Sub and the Company in which the Company will merge with and into Merger Sub, and Merger Sub will be the surviving entity and a wholly owned subsidiary of Aduddell, through an exchange of all the issued and outstanding shares of capital stock of the Company for shares of common stock of Aduddell and cash.
          B. The Boards of Directors of each of the Company, Parent and Merger Sub have determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, their respective companies and their respective stockholders.
          C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).
          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
          The parties, intending to be legally bound, agree as follows:
     1. Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:
          “Adjustments”—as set forth in Section 2.5.
          “Applicable Contract”—any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.
          “Balance Sheet”—as defined in Section 3.4.

          “Best Efforts”—the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.
          “Breach”—a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or material breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.
          “Aduddell”—as defined in the first paragraph of this Agreement.
          “Aduddell Shares”—as defined in Section 3.2(d).
          “Closing”—as defined in Section 2.3.
          “Closing Date”—the date and time as of which the Closing actually takes place.
          “Company”—as defined in the first paragraph of this Agreement.
          “Company Shareholder”—as defined in the Recitals of this Agreement.
          “Consent”—any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
          “Contemplated Transactions”—all of the transactions contemplated by this Agreement, including the merger of the Company with and into Merger Sub
               (a) the execution, delivery, and performance of the Employment Agreement, the Non-competition Agreement and the Escrow Agreement; and
               (b) the performance by Aduddell and Company of their respective covenants and obligations under this Agreement.
          “Contract”—any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.
          “Damages”—as defined in Section 10.2.
          “Employment Agreements”—as defined in Section 2.4(a)(iii).
          “Encumbrance”—any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          “Environment”—soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.
          “Environmental, Health, and Safety Liabilities”—any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:
               (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);
               (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;
               (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
               (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.
          The terms “removal,” “remedial,” and “response action,” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”).
          “Environmental Law”—any Legal Requirement that requires or relates to:
               (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;
               (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;
               (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;
               (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

               (e) protecting resources, species, or ecological amenities;
               (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
               (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or
               (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.
          “ERISA”—the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
          “Escrow Agreement”—as defined in Section 2.4.
          “Facilities”—any real property, leaseholds, or other interests currently owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by the Company.
          “GAAP”—generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.
          “Governmental Authorization”—any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
          “Governmental Body”—any:
               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;
               (b) federal, state, local, municipal, foreign, or other government;
               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
               (d) multi-national organization or body; or
               (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
          “Hazardous Activity”—the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the

Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may materially affect the value of the Facilities or the Company.
          “Hazardous Materials”—any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.
          “Intellectual Property Assets” —as defined in Section 3.22.
          “Interim Balance Sheet”—as defined in Section 3.4.
          “IRC”—the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.
          “IRS”—the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.
     “Knowledge”— means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation, or a prudent Person could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
          “Legal Requirement”—any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.
          “Occupational Safety and Health Law”—any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.
          “Order”—any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.
          “Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:
               (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
               (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

               (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
          “Organizational Documents”—(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.
          “Person”—any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.
          “Plan”—as defined in Section 3.13.
          “Proceeding”—any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
          “Related Person”—with respect to a particular individual:
               (d) each other member of such individual’s Family;
               (e) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;
               (f) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and
               (g) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).
          With respect to a specified Person other than an individual:
               (h) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
               (i) any Person that holds a Material Interest in such specified Person;
               (j) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);
               (k) any Person in which such specified Person holds a Material Interest;

               (l) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
               (m) any Related Person of any individual described in clause (b) or (c).
          For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.
          “Release”—any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.
          “Representative”—with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
          “Securities Act”—the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
          “Shares”—as defined in the Recitals of this Agreement.
          “Subsidiary”—with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.
          “Tax Return”—any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.
          “Threat of Release”—a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.
          “Threatened”—a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim,

Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.
     2. The Merger; Closing.
          2.1 The Merger. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the OGCA, the Company shall be merged with and into Merger Sub (the “Merger”), the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”
          2.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretaries of State of the States of Oklahoma an Minnesota in accordance with the relevant provisions of the OGCA and the Minnesota Business Corporation Act a Certificate of Merger (the “Certificate of Merger”) (the time of such filing with the Secretary of State of the State of Oklahoma, or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger, being the “Effective Time”) as soon as practicable on or after the Closing Date (as herein defined). The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time. Unless this Agreement shall have been terminated pursuant to Sections 9, the closing of the Merger (the “Closing”) shall take place at the offices of McAfee & Taft A Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 7 and 8, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile.
          2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the OGCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
          2.4 Certificate of Incorporation; Bylaws.
               (a) At the Effective Time, the Certificate of Incorporation of the Merger Sub, a copy of which is attached hereto as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation.
               (b) Also at the Effective Time, the Bylaws of the Merger Sub, a copy of which is attached hereto as Exhibit B, shall be the Bylaws of the Surviving Corporation.

          2.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Aduddell, Merger Sub, the Company or the the Company Shareholder, the following shall occur:
               (a) Conversion of Company Common Stock. Other than any shares to be canceled pursuant to Section 2.5(c), each share of capital stock of the Company (“Shares”) issued and outstanding immediately prior to the Effective Time will be automatically converted (subject to Section 2.5(f)) into the right to receive on the Closing :
                    (i) a number of shares of common stock of Aduddell equal to $2,000,000 divided by the average of the closing sales prices for the 30 trading days preceding the Closing Date (but not less than $1.00) ;
                    (ii) the sum of One Hundred Fifty Thousand Dollars ($150,000) to the escrow agent pursuant to the Escrow Agreement in the form attached hereto as Exhibit _____ by bank cashier’s or certified check along;
                    (iii) One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) by bank cashier’s or certified check payable to the order of, or by wire transfer to accounts specified by, Company Shareholder,
                    (iv) the right to receive a number of shares of common stock of Aduddell equal to Two Million Five Hundred Sixty Five Thousand Dollars $2,565,000 divided by the average of the closing sales prices for the 30 trading days preceding the date of issuance of the certificates (but not less than $1.00), subject to adjustment as set forth in below. Subject to the adjustments as set forth below, certificates for the additional shares shall be issued on January 10 of each of the years as follows. 2007 $1,166,667, 2008 $231,666 and 2009 $1,166,667.
          Adjustment Procedure.
          Share payments under Subsection (a)(iii) above to be made upon the achievement of the following sales targets with historically comparable gross margins:
2007	$24,000,000 above current Aduddell Restoration Divisional revenue of $7,500,000

2008	10% increase over combined previous year for Anderson Division
Partial payment may be earned for each period as follows:
$2,000,000 short of goal pays 75% of total

$2,000,001 to $4.000,000 short of goal pays 50% of total
$4,000,001 to $6,000,000 short of goal pays 25% of total
               (b) Certificates for Shares. Subject to Section 2.5(a)(iv), the amount of cash and certificates representing the shares of Aduddell Common Stock issuable with respect to certificates for shares of Company Common Stock (“Certificates”) shall be issued to the holders of the shares of Company Common Stock upon surrender of the Certificates representing such shares in the manner provided in Section 2.6 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.8).
               (c) Adjustments to Exchange Ratios. Subject to Section 2.5(a)(iv), the numbers of Aduddell Common Stock and amounts of cash that the holders of the Company Common Stock are entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Aduddell Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Aduddell Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.
          2.6 Surrender of Certificates.
               (a) Exchange Procedures. Upon surrender of Certificates at the Closing, the holders of such Certificates shall receive in exchange therefore such amounts of cash and certificates representing the number of shares of Parent Common Stock into which their shares of Company Common Stock shall be converted at the Effective Time, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable amount of cash and number of shares of Parent Common Stock issuable pursuant to Section 1.6(a).
               (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock to be issued upon surrender thereof until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, Aduddell shall promptly deliver to the record holders thereof, without interest, the cash and certificates representing shares of Aduddell Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock.
               (c) Required Withholding. Each of Aduddell and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.
               (d) No Liability. Notwithstanding anything to the contrary in this Section 2.6, neither Aduddell, the Surviving Corporation, the Company nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
          2.7 No Further Ownership Rights in Company Stock. All cash and shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.
          2.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.
          2.8 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.
          2.9 Rule 145. All shares of Parent Common Stock issued pursuant to this Agreement be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act and all certificates representing such shares shall bear an appropriate restrictive legend.
          2.10 Stockholder Matters.

               (a) By his execution of this Agreement, Company Stockholder, in his capacity as a stockholder of the Company, hereby approves and adopts this Agreement and authorizes the Company, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the irrevocable written consent of each Stockholder for purposes of Section 302A.441, Minnesota Statutes 2006.
               (b) Company Stockholder represents and warrants as follows: (i) all Aduddell Common Stock to be acquired by Company Stockholder pursuant to this Agreement will be acquired for his account and not with a view towards distribution; (ii) he understands that he must bear the economic risk of the investment in the Aduddell Common Stock, which cannot be sold by him unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) he, has had both the opportunity to ask questions and receive answers from the officers and directors of Aduddell and all persons acting on Aduddell’s behalf concerning the business and operations of Aduddell and to obtain any additional information to the extent Aduddell possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) he has had access to the Aduddell SEC Reports filed prior to the date of this Agreement. Company Stockholder acknowledges that (v) he is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act and (vi) he understands that the certificates representing the Aduddell Common Stock to be received by him may bear a legend to the effect that the Aduddell Common Stock may not be transferred except upon compliance with the registration requirements of the Securities Act (or an exemption therefrom).
          2.11 Closing. The closing of the Contemplated Transactions (the “Closing”) will take place at the offices of Aduddell’s counsel at Two Leadership Square, 10th Floor, Oklahoma City, Oklahoma 73102, or at other places as agreed to at 10:00 a.m. (local time) on December ___, 2006. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.11 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
          2.12 Closing Obligations. At the Closing:
               (a) The Company and the Company Stockholder will deliver or cause to be delivered to Aduddell all certificates, instruments and documents required by this Agreement, including but not limited to:
                    (i) an employment agreement in the form attached hereto executed by the Company Shareholder (the “Employment Agreement”);
                    (ii) a certificate executed by the Company and the Company Stockholder representing and warranting to Aduddell that each of the Company’s and the Company’s Stockholder representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and
                    (iii) a Non-competition Agreement in the form attached hereto.
               (b) Aduddell will deliver to the Company or the Company Shareholder as the case may be:
                    (i) a certificate executed by Aduddell to the effect that, except as otherwise stated in such certificate, each of Aduddell’s representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and
                    (ii) the Employment Agreement, executed by Aduddell.
                    (iii) Aduddell and the Company will enter into an escrow agreement in a form acceptable to Aduddell and the Company (the “Escrow Agreement”) with Bank of Oklahoma.
     3. Representations and Warranties of the Company and the Company Shareholder. The Company and the Company Shareholder represent and warrant to Aduddell as follows:
          3.1 Organization And Good Standing.
               (c) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.
               (d) The Company has delivered to Aduddell copies of the Organizational Documents of the Company, as currently in effect.
          3.2 Authority; No Conflict.
               (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and the Company Stockholder, enforceable against the Company and the Company Stockholder in accordance with its terms. Upon the execution and delivery by Company and the Company Stockholder of the Escrow Agreement the Non-Competition Agreement and the Employment Agreement (collectively, the “Company’s and the Company Stockholder’s Closing Documents”), the Company’s and the Company Stockholder’s Closing Documents will constitute the legal, valid, and binding obligations of the Company and the Company Stockholder’s, enforceable against the Company and the Company Stockholder in accordance with their respective terms. The Company and the Company Stockholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the

Company’s and the Company Stockholder’s Closing Documents and to perform its obligations under this Agreement and the Company’s and the Company Stockholder’s Closing Documents.
               (b) Except as otherwise noted herein, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
                    (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;
                    (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company, may be subject;
                    (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;
                    (iv) cause Aduddell or the Company to become subject to, or to become liable for the payment of, any Tax;
                    (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;
                    (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or
                    (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.
          Neither the Company Shareholder nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions. Failure to obtain will cause a material adverse effect.
          3.3 Capitalization. The Shares constitute all of the issued and outstanding capital stock of the Company. The Company Shareholder is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any of the Shares. None of the Shares was issued in violation of the Securities Act or any other

Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
          3.4 Financial Statements. The Company has delivered to Aduddell: audited consolidated balance sheets of the Company as at March 31, 2006 (including the notes thereto, the “Balance Sheet”) and in each of the years 2003 through 2005, and the related audited consolidated statements of income, changes in stockholders’ equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Ocel, Heimer & Lindsey Ltd., independent certified public accountants, and (b) an unaudited consolidated balance sheet of the Acquired Companies as at September 30, 2006 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income, changes in stockholders’ equity, and cash flow for the six months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company is required by GAAP to be included in the consolidated financial statements of the Company.
          3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Aduddell, are complete and correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of the Company.
          3.6 Title to Properties; Encumbrances. The Company owns (subject only to the matters permitted by the following sentence) all the properties and assets (whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business.) All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (a) security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (b) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists.
          3.7 Condition and Sufficiency of Assets. The equipment of the Company is in good operating condition and repair, and is adequate for the uses to which it is being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment owned or used by the Company are sufficient for the continued conduct of the Company’s businesses after the Closing in substantially the same manner as conducted prior to the Closing.
          3.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date considered current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
          3.9 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.
          3.10 No Undisclosed Liabilities. To the best of the Company’s and the Company Shareholder’s Knowledge, the Company has no liabilities or obligations except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.
          3.11 Taxes.
               (a) The Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered to Aduddell copies of all such Tax Returns filed since 2003. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company Shareholder or the Company.

               (b) Neither the Company Shareholder nor Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.
               (c) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company’s liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
               (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five-year period preceding the Closing Date has not been, an “S” corporation
          3.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.
          3.13 Employee Benefits.
               (a) As used in this Section 3.13, the following terms have the meanings set forth below.
          “Company Other Benefit Obligation” means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of an Acquired Company.
          “Company Plan” means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.
          “ERISA Affiliate” means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC § 414.
          “Multi-Employer Plan” has the meaning given in ERISA § 3(37)(A).
          “Other Benefit Obligations” means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC § 132.
          “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
          “Pension Plan” has the meaning given in ERISA § 3(2)(A).
          “Plan” has the meaning given in ERISA § 3(3).
          “Plan Sponsor” has the meaning given in ERISA § 3(16)(B).
          “Qualified Plan” means any Plan that meets or purports to meet the requirements of IRC § 401(a).
          “Title IV Plans” means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. § 1301 et seq., other than Multi-Employer Plans.
          “Welfare Plan” has the meaning given in ERISA § 3(1).
               (b) The Company or the Company Shareholder has delivered to Aduddell, or will deliver to Aduddell within ten days of Aduddell’s written request therefor:
                    (i) to the extent they are in the Company’s’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, all documents that set forth the terms of each Company Plan and Company Other Benefit Obligation, and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Company is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;
                    (ii) to the extent they are in the Company’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, all personnel, payroll, and employment manuals and policies;
                    (iii) to the extent they are in the Company’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;
                    (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                    (v) to the extent they are in the Company’s possession or under the Company’s control, all registration statements filed with respect to any Company Plan;
                    (vi) to the extent they are in the Company’s possession or under the Company’s control, all insurance policies purchased by or to provide benefits under any Company Plan;
                    (vii) to the extent they are in the Company’s possession or under the Company’s control, all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;
                    (viii) to the extent they are in the Company’s possession or under the Company’s control, all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;
                    (ix) to the extent they are in the Company’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, all notifications to employees of their rights under ERISA § 601 et seq. and IRC § 4980B;
                    (x) to the extent they are in the Company’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;
                    (xi) to the extent they are in the Company’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;
                    (xii) to the extent they are in the Company’s or the Company Shareholder’s possession or under te Company’s or the Company Shareholder’s control, all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the four years preceding the date of this Agreement;
                    (xiii) to the extent they are in the Company’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, with respect to Qualified Plans, the most recent determination letter for each Plan of the Company that is a Qualified Plan; and
                    (xiv) to the extent they are in the Company’s or the Company Shareholder’s possession or under the Company’s or the Company Shareholder’s control, with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

As to any of the requested items referenced in this subparagraph (b) that are not in the Company’s possession or under the Company’s control, the Company and the Company Shareholder shall use their best efforts to obtain and provide such items to Aduddell.
               (c) As follows:
                    (i) The Company has performed all of its obligations under all Company Plans and Company Other Benefit Obligations. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, and Obligations that have accrued but are not due.
                    (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to Aduddell.
                    (iii) The Company, with respect to all Company Plans and Company Other Benefits Obligations, is, and each Company Plan and Company Other Benefit Obligation is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.
                         (A) No transaction prohibited by ERISA § 406 and no “prohibited transaction” under IRC § 4975(c) have occurred with respect to any Company Plan.
                         (B) Neither the Company Shareholder nor the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.
                         (C) Neither the Company Shareholder nor the Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA § 502 or § 4071.
                         (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.
                         (E) All contributions and payments made or accrued with respect to all Company Plans and Company Other Benefit Obligations are deductible under IRC § 162 or § 404. No amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income.
                    (iv) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.
                    (v) Since December 31, 2005, there has been no establishment or amendment of any Company Plan or Company Other Benefit Obligation.

                    (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.
                    (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to the Company Shareholder’s Knowledge, is Threatened.
                    (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC § 401(a).
                    (ix) Each Qualified Plan of the Company is qualified in form and operation under IRC § 401(a); each trust for each such Plan is exempt from federal income tax under IRC § 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.
                    (x) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA § 302 and IRC § 402.
                    (xi) No Company Plan is subject to Title IV of ERISA.
                    (xii) The Company has paid all amounts due to the PBGC pursuant to ERISA § 4007.
                    (xiii) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject the Company to liability under ERISA § 4062(e), § 4063, or § 4064.
                    (xiv) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA § 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.
                    (xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA § 307 or IRC § 401(a)(29).
                    (xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                    (xvii) The actuarial report for each Pension Plan of the Company and each ERISA Affiliate of the Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.
                    (xviii) Since the last valuation date for each Pension Plan of the Company and each ERISA Affiliate of the Company, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA § 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.
                    (xix) No reportable event (as defined in ERISA § 4043 and in regulations issued thereunder) has occurred.
                    (xx) Neither the Company Shareholder nor the Company has Knowledge of any facts or circumstances that may give rise to any liability of the Company Shareholder, the Company, or Aduddell to the PBGC under Title IV of ERISA.
                    (xxi) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.
                    (xxii) Neither the Company nor any ERISA Affiliate of the Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Company or Aduddell to a Multi-Employer Plan.
                    (xxiii) Neither the Company nor any ERISA Affiliate of the Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.
                    (xxiv) No Multi-Employer Plan to which the Company or any ERISA Affiliate of the Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.
                    (xxv) Except to the extent required under ERISA § 601 et seq. and IRC § 4980B, the Company does not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee’s retirement or other termination of service.
                    (xxvi) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.
                    (xxvii) The Company Shareholder and the Company have complied with the provisions of ERISA § 601 et seq. and IRC § 4980B.

                    (xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC § 280G or § 4999; nor will the Company be required to “gross up” or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.
                    (xxix) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.
          3.14 Compliance With Legal Requirements; Governmental Authorizations.
               (a) As follows:
                    (i) The Company is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;
                    (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and
                    (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
               (b) To the best of the Company’s or the Company Shareholder’s Knowledge, all Governmental Authorizations necessary to carry on the Company’s business in its present form and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets are valid and in full force and effect. To the best of the Company’s or the Company Shareholder’s Knowledge:
                    (i) the Company is in full compliance with all of the terms and requirements of each Governmental Authorization;
                    (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization;
                    (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and
                    (iv) all applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.
          3.15 Legal Proceedings; Orders.
               (a) To the best of the Company’s or the Company Shareholder’s Knowledge, there is no pending Proceeding:
                    (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or
                    (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
               (b) To the Knowledge of the Company Shareholder and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding..
               (c) To the best of the Company’s or the Company Shareholder’s Knowledge:
                    (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;
                    (ii) Neither the Company nor Company Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and
                    (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.
               (d) To the best of the Company Shareholder’s Knowledge:
                    (i) the Company is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;
                    (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and
                    (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.
          3.16 Absence of Certain Changes and Events. To the best of the Company’s and the Company Shareholder’s Knowledge, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:
               (a) change in the Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;
               (b) amendment to the Organizational Documents of the Company;
               (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;
               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;
               (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;
               (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000;
               (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;
               (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000;

               (i) material change in the accounting methods used by the Company; or
               (j) agreement, whether oral or written, by the Company to do any of the foregoing.
          3.17 Contracts; No Defaults.
               (a) To the best of the Company’s and the Company’s Knowledge, the Company or the Company Shareholder has made available to Aduddell true and complete copies, of:
                    (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;
                    (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;
                    (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;
                    (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);
                    (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;
                    (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;
                    (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;
                    (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;
                    (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                    (x) each power of attorney that is currently effective and outstanding;
                    (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;
                    (xii) each Applicable Contract for capital expenditures in excess of $5,000;
                    (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and
                    (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.
               (b) To the best of the Company’s or the Company Shareholder’s Knowledge:
                    (i) neither the Company, the Company Shareholder nor any Related Person of either has or may acquire any rights under, and neither the Company nor the Company Shareholder has or will become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and
                    (ii) To the best of the Company’s or the Company Shareholder’s Knowledge, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.
               (c) To the best of the Company’s or the Company Shareholder’s Knowledge, each Contract of the Company is in full force and effect and is valid and enforceable in accordance with its terms.
               (d) To the best of the Company’s or the Company Shareholder’s Knowledge:
                    (i) the Company is in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;
                    (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is in full compliance with all applicable terms and requirements of such Contract;

                    (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and
                    (iv) the Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.
               (e) To the best of the Company Shareholder’s Knowledge, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.
               (f) To the best of the Company Shareholder’s Knowledge, the Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.
          3.18 Insurance.
               (a) The Company has delivered to Aduddell:
                    (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five (5) years preceding the date of this Agreement;
                    (ii) true and complete copies of all pending applications for policies of insurance; and
                    (iii) any statement by the auditor of the Company’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.
               (b) To the best of the Company’s or the Company Shareholder’s Knowledge:
                    (i) All policies to which the Company is a party or that provide coverage to the Company’s or the Company Shareholder, the Company, or any director or officer of the Company:
                         (A) are valid, outstanding, and enforceable;
                         (B) are issued by an insurer that is financially sound and reputable;

                         (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;
                         (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound;
                         (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and
                         (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.
                    (ii) Neither the Company Shareholder nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
                    (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.
                    (iv) The Company has given notice to the insurer of all claims that may be insured thereby.
          3.19 Environmental Matters. To the best of the Company Shareholder Knowledge, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.
          3.20 Employees.
               (a) the Company Shareholder and the Company have provided Aduddell with access to all personnel records of the Company.
               (b) To the best of the Company’s or the Company Shareholder Knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Company Shareholder or the Company by any such employee or director. To the Company’s or the Company Shareholder’s Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.
          3.21 Labor Relations; Compliance. The Company Shareholder and the Compay have provided Aduddell with access to all collective bargaining or other labor Contracts of the Company. There is not presently pending or existing, and to the Company’s or the Company Shareholder’s Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the best of the Company’s or the Company Shareholder’s Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To the best of the Company’s or the Company Shareholder’s Knowledge, the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To the best of the Company’s or the Company Shareholder’s Knowledge, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
          3.22 Intellectual Property.
               (a) Intellectual Property Assets—The term “Intellectual Property Assets” includes:
                    (i) the Company’s name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, “Marks”);
                    (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, “Patents”);
                    (iii) all copyrights in both published works and unpublished works (collectively, “Copyrights”);
                    (iv) all rights in mask works (collectively, “Rights in Mask Works”); and
                    (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company as licensee or licensor.
               (b) Agreements—To the best of the Company Shareholder’s Knowledge, there are no outstanding or Threatened disputes or disagreements with respect to any Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee.

               (c) Know-How Necessary for the Business
                    (i) To the best of the Company’s or the Company Shareholder’s Knowledge, the Company is the owner, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, of all Intellectual Property Assets necessary for the operation of the Company’s business as it is currently conducted, and has the right to use without payment to a third party all of such Intellectual Property Assets.
                    (ii) To the best of the Company’s or the Company Shareholder’s Knowledge, no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.
               (d) Patents To the best of the Company’s or the Company Shareholder’s Knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.
               (e) Trademarks.
                    (i) To the best of the Company Shareholder’s Knowledge, the Company is the owner of all right, title, and interest in and to each of the Marks necessary for the operation of the Company’s business as it is currently conducted, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
                    (ii) To the best of the Company Shareholder’s Knowledge, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.
                    (iii) To the best of the Company Shareholder’s Knowledge, no Mark has been or is now involved in any opposition, invalidation, or cancellation, and no such action is Threatened with the respect to any of the Marks.
                    (iv) To the best of Company Shareholder’s Knowledge, there is no potentially interfering trademark or trademark application of any third party.
                    (v) To the best of the Company Shareholder’s Knowledge, no Mark is infringed or has been challenged or threatened in any way. To the best of the Company Shareholder’s Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.
                    (vi) To the best of the Company Shareholder’s Knowledge, all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

               (f) Copyrights.
                    (i) To the best of the the Company’s or Company Shareholder’s Knowledge, the Company is the owner of all right, title, and interest in and to each of the Copyrights necessary for the operation of the Company’s business as it is currently conducted, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
                    (ii) To the best of the Company’s or the Company Shareholder’s Knowledge, all the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.
                    (iii) To the best of the Company Shareholder’s Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the best of the Company Shareholder’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.
                    (iv) To the best of the Company Shareholder’s Knowledge, all works encompassed by the Copyrights have been marked with the proper copyright notice.
               (g) Trade Secrets.
                    (i) To the best of the Company Shareholder’s Knowledge, with respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.
                    (ii) To the best of the Company’s or the Company Shareholder’s Knowledge, the Company Shareholder and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.
                    (iii) To the best of the Company’s or the Company Shareholder’s Knowledge, the Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the best of the Company’s or the Company Shareholder’s Knowledge, the Trade Secrets are not part of the public knowledge or literature and have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. To the best of the Company’s or the Company Shareholder’s Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.
          3.23 Certain Payments. To the best of the Company’s or the Company Shareholder’s Knowledge, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.
          3.24 Disclosure.
               (a) No representation or warranty of the Company or the Company Shareholder in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
               (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.
               (c) There is no fact known to the Company’s or the Company Shareholder that has specific application to the Company Shareholder or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been disclosed to or readily available to Aduddell.
          3.25 Relationships With Related Persons. [This section intentionally deleted.]
          3.26 Brokers Or Finders. Neither the Company nor the Company Shareholder or the agents of either have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
     4. Representations and Warranties of Aduddell. represents and warrants to lCompany and the Company and the Company Shareholder as follows:
          4.1 Organization And Good Standing Aduddell is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma.
          4.2 Authority; No Conflict.
               (a) This Agreement constitutes the legal, valid, and binding obligation of Aduddell, enforceable against Aduddell in accordance with its terms. Upon the execution and delivery by Aduddell of the Escrow Agreement and the Employment Agreement, (collectively, the “Aduddell’s Closing Documents”), the Aduddell’s Closing Documents will constitute the legal, valid, and binding obligations of Aduddell, enforceable against Aduddell in accordance with their respective terms. Aduddell has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Aduddell’s Closing Documents and to perform its obligations under this Agreement and the Aduddell’s Closing Documents.
               (b) Neither the execution and delivery of this Agreement by Aduddell nor the consummation or performance of any of the Contemplated Transactions by Aduddell will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
                    (i) any provision of Aduddell’s Organizational Documents;
                    (ii) any resolution adopted by the board of directors or the stockholders of Aduddell;
                    (iii) any Legal Requirement or Order to which Aduddell may be subject; or
                    (iv) any Contract to which Aduddell is a party or by which Aduddell may be bound.
          Aduddell is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
          4.3 Investment Intent. Aduddell is acquiring the Shares for its own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act.
          4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Aduddell and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Aduddell’s Knowledge, no such Proceeding has been Threatened.
          4.5 Brokers Or Finders. Aduddell and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company and the Company Shareholder harmless from any such payment alleged to be due by or through Aduddell as a result of the action of Aduddell or its officers or agents.
     5. Covenants Of The Company and the Company Shareholder Prior To Closing Date.
          5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company and the Company Shareholder will, and will cause its Representatives to, (a) afford Aduddell and its Representatives and prospective lenders and their Representatives (collectively, “Aduddell’s Advisors”) full and free access to the Company’s personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Aduddell and Aduddell’s Advisors with copies of all such contracts, books and records, and other existing documents and data as Aduddell may reasonably request, and (c) furnish Aduddell and Aduddell’s Advisors with such additional financial, operating, and other data and information as Aduddell may reasonably request.
          5.2 Operation of the Businesses of the Company. Between the date of this Agreement and the Closing Date, the Company will:

               (a) conduct the business of the Company only in the Ordinary Course of Business;
               (b) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;
               (c) confer with Aduddell concerning operational matters of a material nature; and
               (d) otherwise report periodically to Aduddell concerning the status of the business, operations, and finances of the Company.
          5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company and the Company Shareholder will not, without the prior consent of Aduddell, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.
          5.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company and the Company Shareholder will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company and the Company Shareholder will cooperate with Aduddell with respect to all filings that Aduddell elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.
          5.5 Notification. Between the date of this Agreement and the Closing Date, the Company and the Company Shareholder will promptly notify Aduddell in writing if the Company Shareholder or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company’s or the Company Shareholder’s representations and warranties as of the date of this Agreement, or if the Company Shareholder or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Company and the Company Shareholder will promptly notify Aduddell of the occurrence of any Breach of any covenant of the Company or the Company Shareholder in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.
          5.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, the Company Shareholder will cause all indebtedness owed to the Company by the Company Shareholder or any related person of the Company Shareholder to be paid in full prior to Closing.
          5.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Company Shareholder will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Aduddell) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.
          5.8 Best Efforts. Between the date of this Agreement and the Closing Date, the Company and the Company Shareholder will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.
          5.9 Sale or Distribution of PVTM Stock. Between the date of this Agreement and the Closing Date the Company will sell or distribute the 93,500 shares of PVTM stock recorded on the balance sheet.
     6. Covenants of Aduddell Prior to Closing Date.
          6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Aduddell will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Aduddell will, and will cause each Related Person to, cooperate with the Company and the Company Shareholder with respect to all filings that the Company or the Company Shareholder is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Company and the Company Shareholder in obtaining all required consents to the Contemplated Transactions; provided that this Agreement will not require Aduddell to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.
          6.2 Best Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Aduddell will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.
     7. Conditions Precedent to Aduddell’s Obligation to Close. Aduddell’s obligation to purchase the Shares and to take the other actions required to be taken by Aduddell at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Aduddell, in whole or in part):
          7.1 Accuracy Of Representations.
               (a) All of the Company’s and the Company Shareholder’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

               (b) Each of the Company’s and the Company Shareholder’s representations and warranties in Sections 3.3, 3.4 and 3.1(i) must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.
          7.2 The Company’s and the Company Shareholder’s Performance.
               (a) All of the covenants and obligations that the Company and the Company Shareholder required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.
               (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.1 through 5.8 must have been performed and complied with in all respects.
          7.3 Consents. All necessary Consents to the Contemplated Transactions must have been obtained and must be in full force and effect.
          7.4 Additional Documents. Each of the following documents must have been delivered to Aduddell:
               (a) an opinion of Pierson and Pierson, PLLP, dated the Closing Date in form and substance reasonably required by Aduddell;
               (b) estoppel certificates executed on behalf of the Company, and the Company Shareholder dated as of the Closing Date; and
               (c) such other documents as Aduddell may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of the Company’s or the Company Shareholder’s representations and warranties, (iii) evidencing the performance by the Company or the Company Shareholder of, or the compliance by the Company or the Company Shareholder with, any covenant or obligation required to be performed or complied with by the Company or the Company Shareholder, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.
          7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Aduddell, or against any Person affiliated with Aduddell, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.
          7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.
          7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Aduddell or any Person affiliated with Aduddell to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.
     8. Conditions Precedent to the Company’s or the Company Shareholder’s Obligations to Close. The Company’s and the Company Shareholder’s obligations to deliver the Shares and to take the other actions required to be taken by the Company or the Company Shareholder at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company or the Company Shareholder, in whole or in part):
          8.1 Accuracy of Representations. All of Aduddell’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
          8.2 Aduddell’s Performance.
               (a) All of the covenants and obligations that Aduddell is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.
               (b) Aduddell must have delivered each of the documents required to be delivered by Aduddell pursuant to Section 2.4 and must have made the cash payments required to be made by Aduddell pursuant to Sections 2.4(b)(i) and 2.4(b)(iii).
          8.3 Consents. All necessary Consents to the Contemplated Transactions must have been obtained and must be in full force and effect.
          8.4 Additional Documents. Aduddell must have caused the following documents to be delivered to the Company:
               (a) an opinion of McAfee & Taft A Professional Corporation, dated the Closing Date, in form and substance reasonably required by the Company; and
               (b) such other documents as the Company may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Aduddell, (iii) evidencing the performance by Aduddell of, or the compliance by Aduddell with, any covenant or obligation required to be performed or complied with by Aduddell, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.
          8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the transfer of the Shares to Aduddell, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.
     9. Termination
          9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:
               (a) by either Aduddell or the Company if a material Breach of any provision of this Agreement has been committed by the other party or a Related Person and such Breach has not been waived;
               (b) (i) by Aduddell if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Aduddell to comply with its obligations under this Agreement) and Aduddell has not waived such condition on or before the Closing Date; or (ii) by the Company, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Company Shareholder to comply with their obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;
               (c) by mutual consent of Aduddell and the Company; or
               (d) by either Aduddell or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December,31,2006, or such later date as the parties may agree upon.
          9.2 Effect of Termination. Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.
     10. Indemnification; Remedies.

          10.1 Survival; Right to Indemnification. All representations, warranties, covenants, and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.
          10.2 Indemnification and Payment of Damages By the Company Shareholder. The Company Shareholder, jointly and severally, will indemnify and hold harmless Aduddell, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly from:
               (a) any Breach of any representation or warranty made by the Company Shareholder or the Company in this Agreement or any other certificate or document delivered by the Company Shareholder or the Company pursuant to this Agreement;
               (b) any Breach of any representation or warranty made by the Company Shareholder and the Company in this Agreement as if such representation or warranty were made on and as of the Closing Date;
               (c) any Breach by the Company Shareholder or the Company of any covenant or obligation of the Company Shareholder or the Company in this Agreement;
               (d) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either the Company Shareholder or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.
          The remedies provided in this Section 10.2 will not be exclusive of or limited by other remedies that may be available to Aduddell or the other Indemnified Persons.
          10.3 Indemnification and Payment of Damages by Aduddell. Aduddell will indemnify and hold harmless the Company and the Company Shareholder, and will pay to the Company Shareholder the amount of any Damages arising, directly or indirectly from (a) any Breach of any representation or warranty made by Aduddell in this Agreement or in any certificate delivered by Aduddell pursuant to this Agreement, (b) any Breach by Aduddell of any covenant or obligation of Aduddell in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Aduddell (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.
          10.4 Time Limitations. If the Closing occurs, the Company Shareholder will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.1, 3.3, 3.11, 3.15, and 3.19, unless on or before December 31, 2007 Aduddell notifies the Company Shareholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Aduddell. A claim with respect to Section 3.1, 3.3, 3.11, 3.15, or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.
          10.5 Limitations On Amount—the Company Shareholder. The Company Shareholder will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 10.2 in an amount in excess of $150,000. However, this Section 10.6 will not apply to any Breach of any of the Company Shareholder’s representations and warranties of which the Company Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by the Company Shareholder of any covenant or obligation, and the Company Shareholder will be jointly and severally liable for all Damages with respect to such Breaches.
          10.6 Limitations on Amount—Aduddell. Aduddell will have no liability for indemnification for breach of Aduddell’s representations or warranties in excess of $150,000. However, this Section 10.7 will not apply to any Breach of any of Aduddell’s representations and warranties of which Aduddell had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Aduddell of any covenant or obligation, and Aduddell will be liable for all Damages with respect to such Breaches.
          10.7 Procedure For Indemnification—Third Party Claims.
               (a) Promptly after receipt by an indemnified party under Section 10.2, or Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.
               (b) If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.
               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).
               (d) The Company Shareholder hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.
          10.8 Procedure For Indemnification—Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
     11. General Provisions.
          11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Company Shareholder will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.
          11.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Aduddell determines. Unless consented to by Aduddell in advance or required by Legal Requirements, prior to the Closing the Company and the Company Shareholder shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than counsel and accountants. The Company and Aduddell will consult with each other concerning the means by which the Company’s employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Aduddell will have the right to be present for any such communication.
          11.3 Confidentiality. Between the date of this Agreement and the Closing Date, Aduddell and the Company and the Company Shareholder will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Aduddell and the Company to maintain in confidence, any information furnished by another party or Aduddell, the Company Shareholder or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.
          If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.
          11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
     The Company or the Company Shareholder:
Brent Anderson Associates, Inc.
7610 Hwy 65 N E
Fridley MN 55432
Attention: Brent Anderson

Facsimile No.: 763-784-8621
     with a copy to:
Jo Anne Anderson
6236 Knoll Drive
Edina MN 55436
Facsimile No.: 952-935-5774
     Aduddell:
Aduddell Industries, Inc.
1601 N W Expressway Ste 1500
Oklahoma City OK 73118
Attention: Reggie Cook
Facsimile No.: 405-840-2863
     with a copy to:
McAfee & Taft
Two Leadership Square 10th Floor
211 North Robinson
Oklahoma City OK 73102
Attention: David Ketelsleger
Facsimile No.: 405-235-0439
          11.5 Jurisdiction; Service Of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Oklahoma, County of Oklahoma, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Oklahoma, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
          11.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
          11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
          11.8 Entire Agreement And Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.
          11.9 Assignments, Successors, And No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Aduddell may assign any of its rights under this Agreement to any Subsidiary of Aduddell. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
          11.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          11.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
          11.12 Time Of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
          11.13 Governing Law. This Agreement will be governed by the laws of the State of Oklahoma without regard to conflicts of laws principles.
          11.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
          IN WITNESS WHEREOF, the parties have executed and delivered this

Agreement as of the date first written above.

Aduddell:	Aduddell Industries, Inc.
By

The Company	Brent Anderson Associates, Inc.
By

The Company Shareholder:
Brent D. Anderson